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                                                                    EXHIBIT 10.1

                           SOFTWARE LICENSE AGREEMENT

THIS AGREEMENT is entered into the formal date of September 16, 2003.

BETWEEN: 3720161 CANADA CORPORATION, doing business under the name of Mobilair Integration, a company duly incorporated and organized under the laws of Canada, having its principal place of business at 400, Jean-Lesage Blvd, Suite 045, in the City of Quebec, Province of Quebec, herein acting and represented by Daniel Veilleux, its President, duly authorized as he so declares;

                           (hereinafter "Mobilair")

AND: MEDICAL LICENSING INTERNATIONAL CORP., a company duly incorporated under the laws of the State of Delaware, having a place of business at 300 St. Sacrement Street, Suite 414, in the City of Montreal, Province of Quebec, H2Y 1X4, herein acting and represented by Gilles Cloutier, its president, duly authorized as he so declares;

                           (hereinafter the "Licensee")


WHEREAS Mobilair is the owner of certain computer software for public safety management systems;

WHEREAS Mobilair has developed and plans to continue the development of technologies solutions (hardware and software) that integrate new concepts for public safety management systems;

WHEREAS the Licensee is focused on providing automation solutions to the Public Safety Market;

WHEREAS the Licensee wishes to gain licensee status for the Software;

WHEREAS the Licensee possesses a sale force and expertise to distribute the Software in the world;

WHEREAS the Licensee acknowledges and agrees that Mobilair, in entering into this Agreement, is relying on the representations made by the Licensee with respect to its sale and marketing strength;

NOW IT IS HEREBY AGREED AS FOLLOWS:

DEFINITIONS



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In  this  Agreement,  unless  the  context  otherwise  requires,  the  following expressions have the following meanings: 1.1 "Asset" means all of the assets, properties, goodwill and rights of every kind and description, real any personal, tangible and intangible, wherever situated and whether or not reflected in such Party's most recent financial statements, that are owned or possessed by such Party;

1.2 "Benefit Plan" means all employee benefit, health, welfare, supplemental unemployment benefit, bonus, pension, profit sharing, deferred compensation, severance, incentive, stock compensation, stock purchase, retirement, hospitalization insurance, medical, dental, legal, disability, fringe benefit and similar plans, programs, arrangements or practices, including, without limitation, each "employee benefit plan" as defined in Section 3(3) of ERISA;

1.3 "Business" means with respect to any Person the entire business and operations of such Person;

1.4 "Business Day" means a day other than a Saturday, Sunday or a public holiday in the city of Quebec, Province of Quebec, Canada;

1.5  "Charter   Documents"  means  any  entity's   certificate  or  articles  of
incorporation, and any amendments thereto;

1.6 "Contract" means any written or oral contract, agreement, letter of intent, agreement in principle, lease, instrument or other commitment that is binding on any Person or its property under applicable Law;

1.7 "Court Order" means any judgment, decree, injunction, order or ruling of any federal, state, local or foreign court or governmental or regulatory body or authority, or any arbitrator that is binding on any Person or its property under applicable Law;

1.8 "Customer" means the customers of the Licensee or sub-licensee who are granted a license or sub-license that includes the right to use, for internal purpose only, the Software;

1.9 "Default" means (i) a breach, default or violation, (ii) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or (iii) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, renegotiation or acceleration or a right to receive damages or a payment of penalties;

1.10 "Encumbrances" means any lien, mortgage, hypothec, security interest, pledge, restriction on transferability, defect of title or other claim, charge or encumbrance of any nature whatsoever on any property or property interest;



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1.11 "Environmental Law" means all Laws, Court Orders, principles of common law, and permits, licenses, registrations, approvals or other authorization of any Governmental Authority relating to Hazardous Substances, pollution, protection of the environment or human health;

1.12 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended;

1.13 "GAAP" means United States generally accepted accounting principles including those set forth: (a) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) in the statements and pronouncements of the financial Accounting Standards Board, (c) in such other statements by such other entity as approved by a significant segment of the accounting profession, and (d) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Securities Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC;

1.14 "Hazardous Substances" means any material, waste or substance (including, without limitation, any product) that may or could pose a hazard to the environment or human health or safety including, without limitation, (i) any "hazardous substances," as defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601 et seq. and its implementing regulations, (ii) any "extremely hazardous substance," "hazardous chemical" or "toxic chemical" as those terms are defined by the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. ss.11001 et seq, and its implementing regulations, (iii) any "hazardous waste," as defined under the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 et seq, and its implementing regulations, (iv) any "pollutant," as defined under the Water Pollution Control Act, 33 U.S.C. ss.1251 et seq, and its implementing regulations as any of such Laws in clauses (i) through (iv) may be amended from time to time, and (v) any material, substance or waste regulated under any Laws or Court Orders that currently exist or that may be enacted, promulgated or issued in the future by any Governmental Authority concerning protection of the environment, pollution, health or safety or the public welfare;

1.15 "Intellectual Property Rights" includes patents, trademarks, service marks, registered designs, integrated circuit topography, including applications for any of the foregoing, as well as copyright, design rights, know-how, confidential information, trade and business names and any other similar rights in any country;

1.16 "Law" means any statute, law, ordinance, regulation, order, rule, common law principles or consent agreements of any Governmental Authority, including, without limitation, those covering environmental, energy, safety, health, transportation, bribery, record keeping, zoning, anti-discrimination, antitrust, wage and hour, and price and wage control matters;



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1.17  "Liability"  means  any  direct  or  indirect   liability,   indebtedness,
obligation, expense, claim, loss, damage, deficiency, guaranty or endorsement of or by any Person;

1.18 "Licensee Modifications" means all modifications and enhancements of the Software made by the Licensee in accordance with the provisions of this Agreement;

1.19 "Litigation" means any lawsuit, action, arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry;

1.20 "Material Adverse Effect" means a fact or event which has had or is reasonably likely to have a material adverse effect on the Assets, Business, financial condition or results of operations of a Party as indicated by the context in which used, and when used with respect to representations, warranties, conditions, covenants or other provisions hereof means the individual effect of the situation to which it relates and also the aggregate effect of all similar situations unless the context indicates otherwise;

1.21 "Object Code" means the machine executable form of the Software that results from the compilation and/or assembly of Source Code;

1.22 "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind;

1.23 "Public Safety Market" means the market covering police, fire, ambulance and environment services provided by federal, state, provincial, municipal or local public authorities;

1.24 "Regulation" means any federal, provincial, state, local or foreign rule or regulation;

1.25 "SEC" means the United States Securities and Exchange Commission;

1.26 "Securities Act" means the Securities Act of 1933, as amended;

1.27 "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended;

1.28 "Services" means any Software support services provided or to be provided by the Licensee pursuant to any agreement entered into with a Customer, including for the custom programming and the enhancement of the Software;

1.29 "Software" means the executable version of Mobilair's software in Object Code for public safety management systems, as the case may be, and all modifications, enhancements and replacements thereof and additions thereto related to the Public Safety Market which may be provided by Mobilair and made available to the Licensee from time to time pursuant to this Agreement. The Software is described in Schedule 1.29 attached hereof;



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1.30 "Source  Code" means all  existing and  available  logic,  logic  diagrams, flowcharts, orthographic representations, algorithms, routines, sub-routines, utilities, modules, file structures, coding sheets, coding, source codes listings, functional specifications, program specifications and all other existing and available materials and documents necessary to enable a reasonably skilled programmer to maintain, amend and enhance the Software without reference to any other person or documentation, both in human-readable or machine-readable form;

1.31 "Sub-licensee" means a person authorised pursuant to paragraph 3.2 of this Agreement to exercise some or all of the functions of the Licensee;

1.32 "Taxes" means duties, sales, goods and services, excise and value added taxes;

1.33 "Tax Returns" means any report, return, election, notice, estimate, declaration, information statement and other forms and documents (including all schedules, exhibits and other attachments thereto) relating to and filed or required to be filed with a taxing authority in connection with any Taxes (including, without limitation, estimated Taxes);

1.34 "Territory" means the world;

2. APPOINTMENT AND ASSIGNMENT

2.1  Mobilair  hereby  grants  to  the  Licensee,   who  accepts,  an  exclusive
royalty-free, perpetual license to use, offer and distribute the Software to Customers solely in the Public Safety Market in the Territory.

2.2 Licensee shall not reverse engineer, decompile, or disassemble the Software or any part of the Software or take any other steps to discover the trade secrets or Confidential Information in the Software, including, without limitation, any internal or graphical user interfaces except as specifically permitted by applicable law and to the extent that Mobilair is not permitted by applicable laws to exclude or limit such right; provided that Licensee may examine the external programming interface of the Software for the purpose of the development or modification of the Software.

2.3 Mobilair hereby undertakes to assign, transfer and convey, from time to time, its titles, rights and interests to the Licensee, who shall acquire same, in certain contracts or agreements entered into between Mobilair and its clients or customers which are listed in Schedule 2.3 attached hereof. Mobilair also hereto covenants and agrees that it shall, from time to time, use its best efforts and execute and deliver such additional documents and instruments and do such acts and things as may be reasonably required for the purposes of giving effect to this assignment of contracts and



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agreements  to the  Licensee.  The Licensee  acknowledges  that some consents or approvals shall be required in order that such assignment or transfer of contracts and agreements provided in the Schedule 2.3 be completed. Mobilair neither makes nor grants any warranties that all contracts and agreements provided in Schedule 2.3 will be assigned to the Licensee hereunder. All amounts and payments received by Mobilair regarding all services executed after the date of the present agreement regarding all contracts and agreements provided in
Schedule 2.3 shall be paid by Mobilair to the Licensee.

3. SUB-LICENSEES

3.1 The Licensee shall not be entitled to assign any of its rights or obligations under this Agreement save in accordance with the provisions of paragraph 3.2;

3.2 The Licensee may appoint Sub-licensees provided:

         3.2.1 that Mobilair has previously approved the appointment of each such Sub-licensee in writing, which approval shall not be unreasonably withheld;

         3.2.2 such Sub-licensee has acknowledged in writing to Mobilair in the terms set forth in Section 0 herein or such other terms as Mobilair may accept that such Sub-licensee shall retain confidential information reviewed by it pursuant to the sub-license in confidence and apply it only for the purposes of the sub-license;

         3.2.3    no appointment shall be assignable or transferable;

         3.2.4 the Licensee shall notify Mobilair of any breach by any Sub-Licensee of the terms of its appointment immediately upon learning of it;

         3.2.5    the  Licensee   shall  be  responsible  to  Mobilair  for  the
                  enforcement of the terms of the appointment and for inspecting the records and accounts of each Sub-Licensee;

         3.2.6 no appointment shall continue after the termination of the Agreement; and

         3.2.7 appointments shall be in the terms mutatis mutandis as the terms of this Agreement so far as applicable, but excluding this Section.

3.3 Notwithstanding the foregoing, the Licensee may sub-license the Software to Customers solely for use in the Public Safety Market.

4. DURATION

This Agreement shall commence on the date hereof and shall be perpetual, until otherwise terminated in accordance with the provisions of this Agreement.

5. REMUNERATION



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5.1 As a  consideration  to the  granting of the  exclusive  rights  pursuant to
Section 2 hereunder, the Licensee agrees to allot and issue to Mobilair, the following restricted shares of common stock of its capital stock (the "Licensee Restricted Shares"):

         5.1.1    as of the  date of this  Agreement,  Licensee  shall  issue to
                  Mobilair  an  aggregate  of  12,900,000   Licensee  Restricted
                  Shares;

         5.1.2 as of the date of this Agreement and as further consideration for the license, Licensee shall issue an aggregate of 1,000,000 Licensee Restricted Shares to Mobilair Employees listed on Scheduled 5.1.2 hereto.

6.       TAXES

6.1 The Licensee shall be responsible for the payment of all Taxes applicable to any Software, services rendered or payments made hereunder.

6.2 In the event that Mobilair has paid such Taxes on behalf of the Licensee, then it shall be entitled to be reimbursed by the Licensee upon presentation of any proof of such payment.

7.       GENERAL OBLIGATIONS OF MOBILAIR

7.1      Mobilair shall:

         7.1.1 deliver to the Licensee the Software and copy of all material and documents developed by Mobilair for use in connection with the Software including revisions, new and corrected documents;

         7.1.2 fulfil all of its obligations under the Services Agreement entered into between Mobilair and the Licensee as of the date hereof whereby Mobilair shall, among other things, provide the Licensee with installation, integration and support services to the Licensee;

         7.1.3 give the Licensee reasonable advance written notice of any change in or modification of the Software; and

         7.1.4 provide the Licensee promptly with all information and assistance necessary to enable the Licensee to perform properly its obligations hereunder in respect of any modified, enhanced or replacement version of or addition to the Software.

7.2 Mobilair reserves the right to modify, enhance, replace or make additions to the Software in any way whatsoever as Mobilair may in its discretion determine.

8.       GENERAL OBLIGATIONS OF THE LICENSEE

8.1      The Licensee shall:



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         8.1.1    promptly inform Mobilair of any facts or opinions of which the
                  Licensee becomes aware likely to be relevant in relation to the commercial exploitation of the Software and which are advantageous or disadvantageous to the interests of such exploitation;

         8.1.2 at all times conduct its business in a manner that shall reflect favourably on the Software and on the good name and reputation of Mobilair;

         8.1.3 not by itself or with others participate in any illegal, deceptive, misleading or unethical practices including, but not limited to, disparagement of the Software, of Mobilair or other practices which may be detrimental to the Software or Mobilair;

         8.1.4 observe and comply with all applicable laws, orders, decrees, notices, rules and regulations relating to or in any way applicable to the sale and use of the Software in the Territory;

         8.1.5 not make any promises or representations or give any warranties, guarantees or indemnities in respect of the Software except such as are provided hereunder or as expressly authorised by Mobilair in writing;

         8.1.6 permit Mobilair and its authorised agents upon reasonable notice to enter any of the Licensee's premises for the purpose of ascertaining that the Licensee is complying with its obligations under this Agreement.

9. MARKETING

9.1 The Licensee agrees to develop and document specific marketing initiatives and to articulate and document resource plans in order to meet agreed marketing initiatives which shall include personnel, travel, equipment, participation to conventions, trade shows or seminars, installation of demonstration rooms, creation and distribution of promotional material (including videos, literature or information diskettes) in order to enable the Licensee to achieve its marketing initiatives.

10. CORRECTIONS AND MODIFICATIONS

10.1 The Licensee shall promptly notify Mobilair of any error or defect in the Software of which it becomes aware and provide Mobilair with documented examples of such error or defect.

10.2 Mobilair shall within 10 Business Days of receipt of such notification evaluate the notified error or defect and provide the Licensee with an estimate of the length of time it shall take to fix such error or defect.



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10.3 Within the 10 Business Days period referred to in paragraph 10.2,  Mobilair shall devote its best efforts in order to provide the Licensee with a replacement or by-pass solution to the error or defect.

10.4 If Mobilair is not able or fails to comply with paragraph 10.3, the Licensee shall be entitled to take, with the prior approval of Mobilair, such approval not to be unreasonably withheld or delayed, such measure and give such advice as may be necessary to provide a temporary solution to the error or defect for Customers pending the delivery of the said replacement or by-pass solution or of the said replacement copy.

10.5 Save and except as provided in paragraph 10.4, the Licensee shall not alter or modify the whole or any part of the Software in any way whatever.

11. SOURCE CODE

11.1 Within fourteen (14) days after the execution of this Agreement, Mobilair shall deposit one (1) copy of the Source Code relating to the Software with an escrow agent pursuant to the provisions to be negotiated by the parties.

11.2 Mobilair acknowledges and agrees that it may be necessary for the Licensee to negotiate Source Code escrow arrangements with prospective Customers. Mobilair shall consider in good faith and shall not unreasonably refuse any request made to this effect by the Licensee it being understood that the conditions of any such escrow arrangement shall be at least stringent for the Customer as those set forth in the Escrow Agreement and shall, in any case subject to the prior written approval of Mobilair and its legal advisors.

12. CONFIDENTIALITY

12.1 Both Parties agree to consider and to threat as confidential any information or data disclosed to the other Party pursuant to this Agreement either in writing or orally which shall have been designated to the other Party in writing as confidential or which is treated as confidential by the other Party in accordance with normal practices in the computer industry (hereinafter referred to as "Confidential Information").

12.2 The Parties agree that Confidential Information shall:

         12.2.1 be protected and kept in strict confidence by the Parties which must use the same degree of precaution and safeguard as is used to protect their own proprietary information of like importance, but in no case any less than reasonable care;

         12.2.2 be only disclosed to and used by those persons within the Parties' or a Sub-licensee's organization who have a need to know for the purposes of carrying out this Agreement for use solely for the purposes of this Agreement;



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         12.2.3   not be used in whole or in part for any purpose other than the purpose of this Agreement without the prior written consent of the other Party;

         12.2.4 neither be disclosed nor caused to be disclosed whether directly or indirectly to any third party or persons other than those mentioned in sub-paragraphs 0 and 0 above or as otherwise agreed to amongst the Parties;

         12.2.5 neither be copied, nor otherwise reproduced nor duplicated in whole or in part where such copying, reproduction or duplication have not been specifically authorized in writing by the Party to which this Confidential Information pertains.

12.3 Any documents or information media containing Confidential Information and copies thereof disclosed by one Party to the other shall remain the property of the disclosing Party and shall be returned to such Party immediately upon termination of this Agreement.

12.4 Neither Party shall have obligations or restrictions with respect to any Confidential Information which it can prove:

         12.4.1 has come into the public domain prior to, or after the disclosure thereof and in such case through no wrongful act of the Party;

         12.4.2 is already known to the Party, as evidenced by written documentation in files of such Party;

         12.4.3 has been lawfully received from a third party without restrictions or breach of this Agreement or of a confidentiality agreement with the Party to which the Confidential Information pertains;

         12.4.4 has been or is published without violation of this Agreement, or

         12.4.5 is approved for release or use by written authorization of the Party to which the Confidential Information pertains.

         12.5 The provisions of this Section shall survive the termination, for any reason whatsoever, of this Agreement.

13. PROPERTY RIGHTS

13.1 The Software and the Source Code and the Intellectual Property Rights therein or relating thereto are and shall remain the exclusive property of Mobilair throughout the Territory and no title to these shall pass to the Licensee or to its Customers.

13.2 Mobilair shall be the exclusive owner of all Intellectual Property Rights in and to any modifications made to the Software by the Licensee, its employees or any third party with the prior written authorization of Mobilair, including any modification made for any



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Customers in  accordance  with this  Agreement,  and any  modifications  made in conjunction with Mobilair as well as any Intellectual Property Rights in any product, work or software deriving from such modifications or collaboration throughout the Territory and for all the duration of such Intellectual Property Rights, the Licensee hereby irrevocably agreeing to promptly complete and sign, or to cause any third party mentioned hereinabove to complete and sign, upon demand from Mobilair to this effect, any document necessary or useful in order to confirm or give effect to this paragraph.

13.3 The Licensee acknowledges and agrees that the Software and the Source Code, including, without limitation, user interface, monitor display formats, modules and programming techniques developed and used in the Software and the Source Code, and all enhancements, modifications and updates thereto made by Mobilair constitute the exclusive property of Mobilair, whether or not any portion thereof is nor may be copyrighted or patented and that title to and full ownership thereof shall at all times remain exclusively in Mobilair.

13.4 The Licensee shall notify Mobilair immediately if the Licensee becomes aware of any unauthorised use of any of the Software or the Source Code relating to the Software or any of the Intellectual Property Rights therein or relating thereto and shall assist Mobilair, at Mobilair's expense, in taking all steps to protect or defend Mobilair's rights therein.

13.5 The Licensee shall not use, reproduce or deal in the Software or the Source Code or any copies thereof except as expressly authorized under this Agreement.

13.6 The Licensee shall not at any time expressly or implicitly claim any right, title or interest in the Software or in the Source Code nor pretend to acquire or have acquired any Intellectual Property Right in the Software or in the Source Code from a third party.

13.7 The provisions of this Section shall survive the termination for any reason of this Agreement.

14. REPRESENTATIONS AND WARRANTIES FROM MOBILAIR

14.1 Mobilair represents and warrants that it is the sole and exclusive legal and beneficial owner of all Intellectual Property Rights in and to the Software and of the Source Code except for any portion of the Software for which Mobilair has been licensed by third parties and, in such case, that Mobilair is entitled to grant to the Licensee hereunder with respect to such licensed portion of the Software. Mobilair further represents and warrants that it is not aware of any existing, potential or conflicting claim of ownership in or to the Intellectual Property Rights or any part thereof.

14.2 Except for the Contracts of Mobilair listed in Schedule 2.3 attached hereto, Mobilair is not a party to or otherwise bound by any agreements with respect to the Software, the Source Code and the Intellectual Property Rights related thereto.

14.3 Except as disclosed in Schedule 14.3 Mobilair has good and marketable title to its Intellectual Property Rights, the Software and the Source Code, free and clear of all Encumbrances.

14.4 Mobilair shall defend and save harmless the Licensee against any claim that the Software infringes any Intellectual Property Right of any third party and Mobilair shall pay any resulting costs, damages and reasonable legal fees incurred, provided that:

         14.4.1 the Licensee promptly notifies Mobilair in writing of any such claim; and

         14.4.2 Mobilair has sole control of the defence and all related settlement negotiations, provided that the Licensee may involve its own attorneys to assist in such endeavour, at its sole expenses.

14.5 Notwithstanding paragraph 14.4, Mobilair shall have no obligation to defend the Licensee or to make any payment of costs, damages, legal fees or otherwise for any claim based upon:

         14.5.1   use of other than a current unaltered version of the Software;
                  or

         14.5.2 the combination, operation or use of the Software with any hardware, Software, equipment or process not specified by Mobilair or approved by Mobilair if such infringement would have been avoided but for such combination, operation or use.

14.6 Excluded from Mobilair's warranties are any defect of the Software resulting from accident, abnormal physical, electrical or electromagnetic conditions, wrong use, variation of energy sources from Mobilair's specifications or failure to provide suggested air conditioning and humidity control in accordance with Mobilair's specifications.

14.7 IN NO EVENT SHALL MOBILAIR HAVE ANY LIABILITY TOWARD THE LICENSEE OR ITS CUSTOMERS FOR LOSS (DIRECT OR INDIRECT) OF PROFITS, LOSS OF BUSINESS REVENUE OR FAILURE TO REALIZE EXPECTED SAVINGS OR FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL LOSS OR DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF USE OR THE LOSS OF DATA OR INFORMATION OF ANY KIND, HOWEVER CAUSED, OR FAILURE OF ANY PRODUCT TO WORK OR PERFORM IN ANY WAY, OR ANY LIABILITY TO CUSTOMERS OR TO THIRD PARTIES, EVEN IF ADVISED OF THE POSSIBILITY THEREOF AND WHETHER ARISING FROM NEGLIGENCE, BREACH OF CONTRACT OR OTHERWISE.

14.8 EXCEPT FOR THE FOREGOING EXPRESS WARRANTY, MOBILAIR NEITHER MAKES NOR GRANTS ANY OTHER WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED. THE EXPRESS TERMS OF THIS AGREEMENT ARE IN LIEU OF ALL WARRANTIES, CONDITIONS, TERMS, UNDERTAKINGS AND OBLIGATIONS IMPLIED BY STATUTE, COMMON LAW, CUSTOM, TRADE USAGE, COURSE OF DEALING OR OTHERWISE, ALL OF WHICH ARE HEREBY EXCLUDED TO THE FULLEST EXTENT PERMITTED BY LAW. MOBILAIR HEREBY EXCLUDES ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, MERCHANTABLE QUALITY, OR FITNESS FOR ANY PURPOSE, PARTICULAR, SPECIFIC OR OTHERWISE TO THE FULLEST EXTENT PERMITTED BY LAW.

14.9 Notwithstanding any provision to the contrary in this Agreement, Mobilair does not exclude or limit its liability for material injury caused through Mobilair's intentional or gross negligence nor for bodily injuries caused to third parties by Mobilair's fault.

15. REPRESENTATIONS AND WARRANTIES FROM LICENSEE

15.1. The Licensee hereby represents and warrants to Mobilair as follows:

         15.1.1 CORPORATE. Licensee is duly incorporated, organized and existing under the laws of the State of Delaware. The Licensee is qualified to do business as a foreign corporation in all jurisdictions where it is required to be so qualified, except where the failure to so qualify would not have a Material Adverse Effect. The Charter Documents and by-laws of the Licensee have been duly adopted and ratified and are current, correct and complete. The Schedule 15.1.1 contains a complete copy of the Charter Documents and by-laws of Licensee in force at the date hereof and there are no undertakings to amend such Charter Documents or by-laws except for the amendment required for the change of the name of the Licensee provided in Section 15.1.5;

         15.1.2 OPTIONS. Except for the options provided in Section 15.1.7 hereof, there are no contracts, options or any other right of another binding upon or which at any time in the future may become binding upon Licensee to allot or issue common shares or Licensee Shares or any other securities of the Licensee;

         15.1.3 ACQUISITIONS. Licensee does not own, directly or indirectly, and has not agreed to acquire shares or securities convertible into shares of another company or any other interest in a company, partnership or other business venture.

         15.1.4 AUTHORIZATION. Licensee has the capacity and all required corporate powers to conclude this Agreement and to perform its obligations hereunder, including the issuance of the Licensee Restricted Shares. All necessary corporate action on the part of the directors of Licensee have been duly adopted and authorized in order to permit the execution of this Agreement and the performance of its obligations hereunder, and this Agreement has been or will be, as the case may be, duly signed by a duly authorized representative of Licensee, such that it constitutes or will constitute valid and legally binding obligations of Licensee, as the case may be, enforceable in accordance with its respective terms, except that: (i) the enforcement thereof may be limited by bankruptcy, insolvency and other laws affecting the enforcement of creditor's rights generally, (ii) rights of indemnity, contribution and waiver of contribution thereunder may be limited under applicable law and (iii) equitable remedies, including, without limitation, specific performance and injunctive relief, may be granted only in the discretion of a court of competent jurisdiction.

         15.1.5 VALIDITY OF CONTEMPLATED TRANSACTIONS. The securities issuances to be made by Licensee pursuant to this Agreement will be made in compliance with the Securities Act and applicable state and provincial securities Law. The amendment to be made to Licensee's Charter Documents with respect to the change of the name of Licensee will be made in compliance with the Delaware General Corporation Law. With the exception of the above, neither the execution and delivery by Licensee of this Agreement, nor the performance of its obligations hereunder, will require any filing, consent or approval under or constitute a Default, or result in a loss of material benefit under, (a) any Law or Court Order to which Licensee is subject, (b) the Charter Documents or bylaws of Licensee, or
                  (c) any Contracts to which Licensee is a party or by which any of the Licensee Assets may be subject.

         15.1.6 Licensee SEC REPORTS; FINANCIAL STATEMENTS. Licensee has filed all required forms, reports, statements, schedules and other documents with the SEC (collectively, the "Licensee SEC Reports"). Each of such Licensee SEC Reports, at the time it was filed or was amended, complied in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act, and with the forms and Regulations of the SEC promulgated thereunder, and did not contain, at the time it was filed or was amended, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The financial statements, including all related notes and schedules, contained in the Licensee SEC Reports (or incorporated by reference therein) fairly present the financial position of Licensee as at the respective dates thereof and the results of operations and cash flows of Licensee for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments and the absence of notes.

         15.1.7 CAPITALIZATION AND STOCK OWNERSHIP. The total authorized capital stock of Licensee consists of 80,000,000 shares of common stock, par value $.0001 per share and 20,000,000 shares of preferred stock, par value $.0001 per share. Of such authorized capital stock, on the date hereof 10,824,005 shares of Licensee common stock and no shares of Licensee preferred stock are issued and outstanding. All of the currently issued and outstanding shares of Licensee's common stock are validly issued, fully paid and non-assessable and all of the Licensee Restricted Shares to be issued to Mobilair hereunder will, when issued, have been validly issued, fully paid and non-assessable. Other than restrictions related to its status as stock not registered under the Securities Act of 1933, as amended, no transfer or sale restrictions shall be applicable, at the time of issuance, to the Licensee Restricted Shares. There are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of Licensee other than 130,746 stock options. These options have an average exercise price of $.30 per share. Schedule 15.1.7 hereof sets forth (i) the capitalization of the Licensee that exists as of the date hereof; and (ii) the capitalization of the Licensee that will exist on the date of the issuance of the Licensee Shares.

         15.1.8 Licensee FINANCIAL STATEMENTS. The Licensee SEC Reports contain unaudited quarterly financial statements and audited year-end financial statements (singularly and collectively, the "Licensee Financial Statements"). The Licensee Financial Statements fairly present the financial position of Licensee as at the respective dates thereof and the results of operations of Licensee for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved. Licensee has no material contingent Liabilities except as otherwise set forth in the Licensee Financial Statements.

         15.1.9 TAXES. Licensee (i) has filed (except for 2002 tax returns for which extensions have been filed) with the appropriate governmental agencies all Tax Returns required to be filed and all such Tax Returns filed were true, correct and complete in all respects, and (ii) has paid all Taxes shown on such Tax Returns. Except as otherwise provided herein, Licensee has duly paid or caused to be paid all Taxes and all Taxes shown on Tax Returns that are or were due. Licensee has no Knowledge of any unassessed Tax deficiencies or of any audits or investigations pending or threatened against Licensee with respect to any Taxes. Licensee has to its Knowledge (i) complied with all provisions of the Code relating to the withholding and payment of Taxes and (ii) has made all deposits required by applicable Law to be made with respect to employees' withholding and other payroll, employment or other withholding or related Taxes.

         15.1.10 TITLE TO ASSETS AND RELATED MATTERS. Licensee has good and marketable title to the Licensee Assets, free from any Encumbrances. Licensee owns all Licensee Assets necessary or currently used in the operation of Licensee's Business.

         15.1.11 REAL PROPERTY. As of the date hereof, Licensee does not own any real property.

         15.1.12  LEGAL PROCEEDINGS; COMPLIANCE WITH LAW; GOVERNMENTAL PERMITS.

                        15.1.12.1 There is no Litigation that is pending or, to Licensee's Knowledge, threatened against Licensee. To Licensee's Knowledge, Licensee is and has been in compliance with all
                                          applicable       Laws,       including
                                          Environmental   Laws  and   applicable
                                          securities  Laws,   except  where  the
                                          failure to be in compliance  would not
                                          have a Material Adverse Effect.  There
                                          has  been no  Default  under  any Laws
                                          applicable   to  Licensee,   including
                                          Environmental  Laws. There has been no
                                          Default  with  respect  to  any  Court
                                          Order applicable to Licensee. Licensee
                                          has not  received  any written  notice
                                          and, to the Knowledge of Licensee,  no
                                          other  communication has been received
                                          to  the  effect  that  it  is  not  in
                                          compliance with any applicable Laws.

                        15.1.12.2 There is no Environmental Condition at any property presently or formerly owned or leased by Licensee or any of its Subsidiaries, which is reasonably likely to have a Material Adverse Effect.

                        15.1.12.3 Licensee has all material consents, permits, franchises, licenses,
                                          concessions,            registrations,
                                          certificates  of occupancy,  approvals
                                          and    other     authorizations     of
                                          Governmental               Authorities
                                          (collectively,    the    "Governmental
                                          Permits")  required in connection with
                                          the operation of its Business,  all of
                                          which are in full  force  and  effect.
                                          Licensee has complied  with all of its
                                          Governmental Permits.

         15.1.13 CONTRACTS AND COMMITMENTS. Each Contract to which Licensee is a party (i) is legal, valid, binding and enforceable by Licensee except as otherwise limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or other equitable relief is available only at the discretion of the court before which enforcement is sought, and (ii) Licensee, and to Licensee's

                  Knowledge, any other party, is not in Default under any such Contract. Licensee is not subject to any Contract limiting the freedom of Licensee to compete in any line of business, or with any Person, or in any geographic area or market.

         15.1.14 EMPLOYEE RELATIONS. Licensee is not (a) a party to, involved in or, to Licensee's knowledge, threatened by, any labour dispute or unfair labour practice charge, or (b) currently negotiating any collective bargaining agreement, and Licensee has not experienced any work stoppage.

         15.1.15 BENEFIT PLANS. Licensee has not sponsored or maintained any Benefit Plans since its inception other than the 2001 Stock Award Plan pursuant to which 2,559,254 options are eligible for future issuance.

         15.1.16 PATENTS, TRADEMARKS, ETC. Licensee does not infringe upon or unlawfully or wrongfully use any Intellectual Property Rights owned or claimed by another Person. Licensee does not utilize any Intellectual Property Rights in the conduct of its Business.

         15.1.17 ABSENCE OF CERTAIN CHANGES. Since June 30, 2003, the date of the latest Licensee balance sheet contained in an Licensee SEC Report, except as otherwise disclosed in Licensee's Annual Report on Form 10KSB for the year ended December 31, 2002 or in Licensee's Quarterly Report on Form 10QSB for the quarter ended March 31, 2003 and the quarter ended June 30, 2003, Licensee has conducted its business in the ordinary course, and, as of the date hereof, except as otherwise provided in this Agreement or the Licensee's SEC reports, there has not been, nor as of the Closing Date, will there have been:

                        15.1.17.1      any  Material   Adverse   Effect  on  the
                                       Licensee Business;

                        15.1.17.2 any distribution or payment declared or made in respect of Licensee's capital stock by way of dividends, purchase or redemption of shares or otherwise;

                        15.1.17.3 any increase in the compensation payable or to become payable to any current director or officer of Licensee, nor any material change in any existing employment, severance, consulting
                                       arrangements  or  any  Licensee   Benefit
                                       Plan;

                        15.1.17.4 any sale, assignment or transfer of any Licensee Assets, or any additions to or transactions involving any Licensee Assets, other than those made in the ordinary course of business;

                        15.1.17.5 other than in the ordinary course of business, any waiver or release of any material claim or right or cancellation of any material debt held by Licensee;

                        15.1.17.6 any change in practice with respect to Taxes, or any election, change of any election, or revocation of any election with respect to Taxes, or any settlement or compromise of any dispute involving a Tax Liability;

                        15.1.17.7 (i) any creation, or assumption of, any leases, long-term debt or any short-term debt for borrowed money other than under existing notes payable, lines of credit or other credit facility or in the ordinary course of business (ii) any assumption, granting of guarantees, endorsements or otherwise becoming liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; (iii) any loans, advances or capital contributions to, or investments in, any other Person; or (iv) any other material increase in Liabilities or capital expenditures outside the ordinary course of business;

                        15.1.17.8 any material agreement, commitment or contract, except agreements, commitments or contracts for the purchase, sale or
                                       lease  of  goods  or   services   in  the
                                       ordinary course of business;

                        15.1.17.9 any authorization, recommendation, proposal or announcement of an intention to authorize, recommend or propose, or enter into any Contract with respect to, any (i) plan of liquidation or dissolution, (ii) acquisition of a material amount of assets or securities,
                                       (iii)  disposition  or  Encumbrance  of a
                                       material  amount of assets or securities,
                                       (iv)  merger  or   consolidation  or  (v)
                                       material change in its capitalization;

                        15.1.17.10 any change in accounting procedure or practice; or

                        15.1.17.11     any  agreement  or promise by Licensee to
                                       (i) do any of the foregoing or (ii) do anything that would likely result in any of the foregoing.

         15.1.18 CORPORATE RECORDS. The minute books of Licensee contain accurate and current copies of all Charter Documents and of all minutes of meetings, resolutions and other proceedings of its Board of Directors and stockholders.

         15.1.19 FINDER'S FEES. No Person is or will be entitled to any commission, finder's fee or other payment in connection with the Transactions based on arrangements made by or on behalf of Licensee.

16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

16.1 Notwithstanding any verification that may have been conducted by Mobilair or its advisors, the representations and warranties contained in Section 15 shall survive the execution of this Agreement and shall continue to remain in full force and effect for a period of 3 years thereafter, except that in the case of fraud or wilful misconduct, the period shall be unlimited. The representations and warranties contained in Section 0 are given for the sole benefit of Mobilair, who may, at its discretion, waive any or all of them.

17. INDEMNIFICATION FROM THE LICENSEE

17.1 The Licensee shall save harmless and indemnify Mobilair, and keep Mobilair fully and effectively indemnified on demand, from and against any and all losses, claims, damages, costs, charges, expenses, liabilities (including reasonable attorney's fees) resulting from or due to claims, demands, proceedings or actions which Mobilair may sustain or incur, or which may be brought or established against it by any person and which in any case arise out of or in relation to or by reason of:

         17.1.1 any breach by the Licensee of its obligations under this Agreement; or

         17.1.2 any unauthorised action or omission of the Licensee, its Sub-Licensees or employees thereof; or

         17.1.3   the manner in which the Licensee markets the Software;

         17.1.4 the independent supply by the Licensee of any Software or Services for use in conjunction with or in relation to the Software, or

         17.1.5   any Licensee Modifications.

17.2 If any claim is made against Mobilair for which indemnification is sought under paragraph 17.1, Mobilair shall consult with the Licensee and, subject to being secured to its reasonable satisfaction, shall co-operate with the Licensee in relation to any reasonable request made by the Licensee in respect of such claim.

17.3 Licensee shall indemnify and hold harmless Mobilair from all damages, losses, obligations, liabilities, claims, charges, costs and expenses (including, without limiting the generality of the foregoing, all reasonable legal fees and other costs and expenses resulting from any suits, actions, investigations, claims or proceedings) (collectively, the "Damages") which Mobilair has suffered, sustained or incurred directly or indirectly or which it will have to pay as a result of a breach or inaccuracy of the representations, warranties, provisions, agreements or covenants mentioned herein.

18.      TERMINATION

18.1 This Agreement shall automatically terminate effective forthwith upon the occurrence of any of the following event of default, at the option and discretion of the non-defaulting Party:

         18.1.1 if any Party becomes generally unable to pay its debts as they become due, admits in writing its inability to pay its debts
                  generally,   makes  an  assignment  for  the  benefit  of  its
                  creditors;

         18.1.2 if any proceedings are instituted against any Party which seek to adjudicate it as bankrupt or insolvent or which seek liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or which seek the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, unless in any such case such proceedings are contested in good faith by such Party and any such order, appointment or other relief is stayed pending the outcome of the contested proceedings and such order, appointment or other relief or rescinded within thirty (30) days;

         18.1.3   if  any  Party  takes   advantage   of  any  law  relating  to
                  bankruptcy, insolvency or, generally, relief of debtors;

18.2 This Agreement may be terminated by any Party, at its discretion, by giving to the defaulting Party notice of termination if the other Party is in default under any other provision of this Agreement and if the defaulting Party does not remedy such default (if such default is capable of being remedied) within sixty
(60) days after having received from the non-defaulting Party notice specifying the default and requiring that it be remedied.

19. EFFECT OF TERMINATION

Upon termination or expiration of this Agreement:

19.1 All rights and obligations of the Parties under this Agreement shall automatically terminate except:

         19.1.1 for such rights of action as shall have accrued prior to such termination and any obligations which expressly or by implication are intended to come into or continue in force on or after such termination;

         19.1.2 that the terms of this Agreement shall remain in full force and effect solely to the extent and for the period necessary to permit the Licensee to properly perform its continuing obligations under Licence or services agreements subsisting at the date of termination;

20. PERFORMANCE OF OBLIGATIONS ARISING UNDER LICENCE AND SERVICES AGREEMENT AFTER TERMINATION

Parties agree that following the termination of this Agreement for any reason:

20.1 Customers shall retain the right to use the Software in accordance with the licenses granted to them before the termination or expiration of this Agreement.

20.2 The Licensee shall have no right to use the Software or to provide the Customers advice and assistance as to the installation and use of the Software except for Customers' licenses and contracts which shall have not been assigned to Mobilair as per paragraph 20.3 hereof.

20.3 The Licensee irrevocably agrees to transfer, at no cost, all rights and obligations under any license selected by Mobilair, by way of assignment or by such other legal means or operation which may be available under the law applicable to such licenses as Mobilair may direct, provided that following such transfer the Licensee shall have no further obligations toward Customers with respect to the performance of the Licensee's obligations following such transfer or that Mobilair or any third party for the benefit of whom such transfer shall be effected guarantee the Licensee against any claim arising for non-performance or faulty performance of such obligations (the "Transfer").

20.4 After the date of the Transfer, Mobilair, or any third party designated by Mobilair, shall comply with all Licensee's obligations with respect to any license so transferred and shall fully indemnify the Licensee for any claims from Customers based on non-performance or faulty performance of such obligations by Mobilair or such third party after the date of the relevant Transfer.

20.5 The Licensee shall give to Mobilair or to such third party that Mobilair may indicate, all reasonable cooperation in transferring the Licensee's rights and obligations under such license to Mobilair or such third party.

20.6 For more certainty, Mobilair shall have no obligation to accept the Transfer of any license relating to any third parties' product or services (including other products owned or distributed by the Licensee or products which have been amalgamated with any Mobilair Products).

20.7 Unless this Agreement has been terminated by Mobilair by reason of a default of the Licensee which has not been cured at Mobilair's satisfaction within the delays provided for in Section 18.2, Mobilair shall continue to provide to the Licensee support and maintenance services incumbent upon Mobilair hereunder under Mobilair's Standard Conditions.

21. PUBLIC ANNOUNCEMENTS AND PRESS RELEASES

21.1 Before the execution hereof, no Party shall make any public statement or issue any press release concerning the transactions contemplated by this Agreement except as may be necessary, in the opinion of counsel to the Party making such disclosure, to comply with the requirements of any law, regulation, regulatory policy or the other of judgement of a court or tribunal or competent jurisdiction. If any such public statement or release is so required, the Party making such disclosure shall consult with the other Party prior to making such statement or release, and the Parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such statement or release which is satisfactory to all Parties.

21.2 Following the signature of this Agreement, the Parties agree to develop and document press and public relation material which material shall not be disseminated in any form without the prior consent of both Parties.

22. LEGAL RELATIONSHIP

22.1 In giving effect to this Agreement, neither Party shall be or be deemed an agent or employee of the other for any purpose and that their relationship to each other shall be that of independent contractors. Nothing in this Agreement shall constitute a partnership or a joint venture between the Parties. Neither Party shall have the right to enter into contracts or pledge the credit of or incur expenses of liabilities on behalf of the other.

22.2 During the continuance of this Agreement the Licensee shall be entitled to use the title "AUTHORIZED [name of the relevant Product] LICENSEE" or such other title which may be approved by Mobilair but such use shall be in accordance with Mobilair's policies in effect from time to time and before using such title (whether on the Licensee's business stationary, advertising material or elsewhere) the Licensee shall submit to Mobilair proof prints and such other details as Mobilair may require and Mobilair may in its discretion grant or withhold permission for such proposed use.

23. ASSIGNMENT

The Licensee may not assign any rights or benefits in this Agreement to any person except as provided hereunder. The Licensee agrees to perform its obligations under this Agreement itself, and not arrange in any way for any other Person (save and except their employees) to perform those obligations except as expressly permitted herein. No assignment of benefits or arrangement for substituted performance by the Licensee shall be of any effect against Mobilair except to the extent that it has expressly authorized hereunder or consented in writing to it.

24. GENERAL

Any notice, demand or other communication (in this section, a "Notice") required or permitted to be given or made hereunder shall be in writing and shall be sufficiently given or made if delivered in person during normal business hours on a Business Day and left with a receptionist or other responsible employee of the relevant Party at the applicable address set forth below or if sent by any electronic means of sending messages, including telex or facsimile of transmission, which produces a paper record ("Electronic Transmission") during normal business hours on a Business Day charges prepaid and confirmed by prepaid first class mail and which notice shall be delivered or sent at the following address:

         In the case of a notice to MOBILAIR, addressed to it to:

         3720161 CANADA INC.
         400, Jean-Lesage Blvd
         Suite 045
         Quebec (Quebec)
         H2Y 1X4

         Attention: Mr. Daniel Veilleux, President

         Telecopier: (418) 380-8910



         In the case of a notice to Licensee, addressed to it at:

         MEDICAL LICENSING INTERNATIONAL CORP.
         300 St. Sacrement Street, Suite 414
         Montreal (Quebec) H2Y 1X4

         Attention: Mr. Gilles Cloutier

         Telecopier: (514) 286-1211

         Each Notice sent in accordance with this Section shall be deemed to have been received if delivered during the recipient's normal business hours, at the time on the day it was delivered, or at the start of business on the first Business Day thereafter if the day on which it was delivered was not a Business Day; or one hour after it was sent on the same date it was sent by Electronic Transmission, or at the start of business on the first Business Day thereafter if the day on which it was sent by Electronic Transmission was not a Business Day.

         Any Party may change its address for Notice by giving Notice to the other Party as provided in this Section. 24.2 Time is of the essence of each provision of this Agreement.

24.3 If any action is required to be taken pursuant to this Agreement on or by a specified date which is not a Business Day, then such action shall be valid if taken on or by the next succeeding Business Day.

24.4 This Agreement shall be governed by, and interpreted and enforced in accordance with the laws in force in the Province of Quebec (excluding any conflict of laws rule or principle which might refer such construction to the laws of another jurisdiction) and shall be treated in all respects as a Quebec contract.

24.5 This Agreement, together with any agreements and other documents to be delivered pursuant or concurrently hereto constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, negotiations, discussions and understandings, written or oral, between Parties. There are no representations, warranties, conditions, other agreements or acknowledgments, whether direct of collateral, expressed or implied, and form part of or affect this Agreement. The execution of this Agreement has not been induced by, nor do either of the Parties rely upon or regard as material, any representations, warranties, conditions, other agreements or acknowledgements not expressly made in this Agreement or in the agreements and other documents to be delivered pursuant hereto.

24.6 Each Party shall do such acts and shall execute such further documents and shall cause the doing of such acts and shall cause the execution of such further documents as are within its power, as the other Party may in writing at any time and from time to time reasonable request be done or executed, in order to give full effect to the provisions of this Agreement.

24.7 This Agreement may be amended or supplemented only by a written agreement signed by each Party.

24.8 Any waiver of, or consent to depart from, the requirements of any provision of this Agreement shall be effective only if it is in writing and signed by the Party giving it, and only in the specific instance and for the specific purpose for which it has been given. No failure on the part of any Party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of such right. No single or partial exercise of any such right shall preclude any other further exercise of such right or the exercise of any other right.

24.9 This Agreement may be executed in any number of counterparts; each executed counterpart shall be deemed to be an original; all executed counterparts taken together shall constitute one agreement.

24.10 Except as expressly provided otherwise in this Agreement, dates and times which any Party is required to perform any obligation under this Agreement shall be postponed automatically to the extent, and for the period of time, that the Party is prevented from doing so by circumstances beyond its reasonable control. Such circumstances shall include acts of nature, strikes, lockouts, riots, acts of war, epidemics, government regulations imposed after the fact, fire, communications line failures, power failures, earthquakes or other disasters. The Party prevented from rendering performance must notify the other Party immediately and in detail of the commencement and nature of such circumstance and the probable consequences of it and other obligations of both Parties affected by this delay shall be adjusted accordingly. Each Party whose performance is delayed must use reasonable effort to perform its obligations in a timely manner, must employ all resources reasonably required in the circumstances and must obtain supplies or services from other sources if reasonably available.

24.11 This Agreement shall be effective and shall be binding on the Parties hereto and their assigns, representatives, heirs and successors as of the date hereof.

24.12 The Parties have expressly required that this Agreement and all documents and notices relating hereto be drafted in English. Les parties aux presentes ont expressement exige que la presente convention et tous les documents et avis qui y sont afferents soient rediges en langue anglaise.

24.13 The Parties expressly exclude the application of the United Nations Convention for the International Sale of Goods.

IN WITNESS WHEREOF the Parties have signed at Quebec, this September 16, 2003.


                                   3720161 CANADA CORPORATION


                                   Per: /s/ Daniel Veilleux
                                        -------------------------------------
                                        Daniel Veilleux
                                        President



                                   MEDICAL LICENSING INTERNATIONAL CORP.


                                   Per: /s/ Gilles Cloutier
                                        -------------------------------------
                                        Gilles Cloutier
                                        President

                                  SCHEDULE 1.29

                             SOFTWARE'S DESCRIPTION


                                AVAILABLE MODULES



|X| 9-1-1 CTI interface;                   |X| 9-1-1  (Call Statistics)
|X| Accidents and infractions (WEB);       |X| Automated Vehicle Location (AVL);
|X| Bicycle registration module;           |X| Call Card (dispatch);
|X| Call card management;                  |X| Call card statistics;
|X| Call Information Sheet                 |X| Daily activities;
|X| Detention management;                  |X| Equipment management;
|X| Event reporting;                       |X| Executive  monitor
|X| Exhibit management;                    |X| Fax interface;
|X| Computer Aided Dispatching (CAD)       |X| Incident Statistics Analysis
|X| Fire protection service                |X| Investigation management;
    management (RMS);
|X| Mapping (dispatch and mobile);         |X| Mobile dispatch card;
|X| Mobile chat;                           |X| Pager activation software;
|X| Personnel management;                  |X| Personnel scheduling software;
|X| Phone directory;                       |X| Reverse 9-1-1;
|X| Site management                        |X| Configuration management;
|X| Target practice management;            |X| TDD/ TTY;
|X| Incident reporting;                    |X| Ambulance statistical reporting

In the following pages you will find a brief description for each of the modules or products shown above.

FUNCTIONS of THE E9-1-1 CTI INTERFACE

>>       Displays, in real time, statuses of calls.

>> A modular system that integrates the CAD System, mapping, numeric records, in-vehicle computers and pager activation.

>> Using windows environment display type that allows the dispatcher to view a number of data relative to an incident or to a particular situation.

>> Equipped with one headphone and one mouse, it replaces the conventional telephone. Meanwhile, the telephone service remains active in case there is a computer breakdown.

>>       Integrated with existing telephone systems


                                   [PICTURE]

Functionalities of the E9-1-1 Interface:

o        9-1-1 Lines
o        Display of ANI (automatic number identification)
o        Display of ALI (automatic localization identification)
o        Administrative and emergency lines
o Display of the telephone number and name for the administrative and emergency lines
o        Automatic search for previous calls from incoming numbers
o        Redial Button
o        Numeric Keyboard
o        Telephone Buttons
o        Hang up buttons
o        Call back button
o        Audio digital Archiving System
o        Hot link to the CAD Interface
o        Button to show the last 200 calls
o        Send fax button
o        Window displaying the date and time
o        Awaiting Calls Window
o        Telephone directory accessible by pressing a simple key.

The system allows you to respond to a call initiated from the hearing impaired using a specialized device.

FUNCTIONALITIES OF THE E9-1-1 INTERFACE (ACD: automatic call dispatch)


Functionalities   of  the  E9-1-1   Interface  (ACD)  as  all  of  the  previous
specifications plus:

o        User and phone are identified by the phone system;
o Special button has been added to inform the phone system about user availability;
o        Integrated digital recorder;
o        Last reordered call playback button;
o        Entire reordered calls available from single button Button;
o        10 User Customisable buttons;
o        Daily statistics available from a single click.



                                   [PICTURE]

FUNCTIONALITIES OF THE E9-1-1 INTERFACE (statistics)

The system produces graphical reports

                                   [PICTURE]


The 9-1-1 or administrative calls:

- Manage the  interval  of time for  processing  a call.
- Control  information coming from one or more cities
- Manage the telephone call stations.

FUNCTIONALITIES OF the reverse 9-1-1 INTERFACE

The system includes a reverse 9-1-1 function with these characteristics:

                                   [PICTURE]

>>       Delimit one safety perimeter from an address

>> An instantaneous production of an exhausting list of addresses being part of the perimeter

>> Activation of an automated call that is responsible for contacting the selected addresses from the mapping and react according to a series of choices selected by the receiver on his touchtone phone.

FUNCTIONALITIES OF THE CAD APPLICATION

Real-Time System inspired from the latest technological developments on the server-client multimedia subject.

Integrated systems with all applications related to the Police and Fire Management modules.

A system that operates from a geobase environment to access additional vital information.

Uses windows, drop-down menus, icons and selective lists

System has the flexibility to dispatch calls for many cities and services (Police, Fire, EMS) Module for vehicle management operates from a single window and monitors each active call.

Automatic creation of a form from a telephone call or upon a request

Displays automatically an event form

Entering and processing CAD Forms

                                   [PICTURE]

Views all vehicles with color codes : Green - Available, Yellow - On Road, Red - On Scene, White - Not working.

View the status of active calls including this information:

o        CAD Form Number
o        Nature for call
o        Priority
o        Address
o        Status (received, concluded, etc.)
o        Beat & territory
o        Dispatcher

Time of the last action (dispatched, on Scene, etc.)

FUNCTIONALITIES OF THE CAD APPLICATION

Additional information on an address validated by the geobase:

o        Hazmat guide
o        History of address
o        Medical Information
o        Persons to be contacted
o        Handicapped person
o        Procedures
o        Building Plan
o        Existence of fire arms
o        Any anomalies
o        Location of objects
o        Hazmat integrated information module from fire RMS
o        History of calls
o        Event Chronology
o        Messages to dispatchers
o        Memos
o        Procedures
o        Protocol recommendation by address or by nature

An automatic update of the geobase is possible in the case of the inexistence of the address or of a correction when it is erroneous.

User has total control of a given Call Card. He may search for a number, navigate between cards and print all related information.

The system gives easy access to a number of actions:

o    Toggle to the E9-1-1 Interface
o    Toggle the information on 9-1-1 to the CAD Application
o Dispatch a public utility vehicle such as electrical company, Gas Company, towing car or any external service vehicule (user definable).
o    Fax a Call Card
o    Shows procedures to be taken
o    Launch an Emergency-Panic procedure
o    Pager Management Interface
o    window for event types & configuration

Window showing the chronology of events:
o        Call Time
o        Dispatched Time
o        On Scene Time
o        Completed Time
o        Suspended Time

Available fields for displaying the information of a dispatched vehicle:
o        Vehicle Number
o        Status of vehicle
o        Officer Number 1
o        Officer Number 2
o        Particular assignment capabilities for the vehicle

Description of other vehicle involved in the event (Other service utilities, etc.)

Other information available:
o       Identification  of the  operator  responding  to the call
o       CAD  Form  Number automatically inserted by the system.

Data is integrated to all other Mobilair systems. No redundancy of data.

FUNCTIONALITIES OF THE CAD APPLICATION  (Administrative module)

The system stores information so you can manage:
>>        Addresses;
>>        Roads;
>>        Business Places;
>>        Sites with components including hazardous materials;
>>        Places of interest;
>>        Special contacts and means of communication.

                                   [PICTURE]

The system records territorial divisions with the following particularities:

>> Definition by service of an unlimited number of territorial divisions for operational uses;

>>       Definition of backup sectors for each division;

>> The association of an administrative division for each service for ststistical analysis (ex: SUB for Police, Zone for Ambulance).

The system saves user defined service plans (for each specific department) and loads them into the CAD Application. You may:

>>       Identify the administrative Staff responsible for plans;

>> Identify the teams assigned to the territory and/or beat and the special operations units;

>>       Assign vehicles to each team;

>>       Assign teams on the territory on a primary or general basis;

The system can also:

>>       Create Forms from the front desk;

>>       Create Patrol Forms

>>       Return to regular duties;

>>       Create codes for the status of Fire interventions;

>>       Permit the use of function keys;

>> Create automatically another call card for another service during specific events by nature linking different service call cards to each other. This is used for multiservice events;

>>       Time actions that must be taken regarding a call;

>>       Inform dispatchers when there are similar calls and scenarios


This software includes a mobile CAD module with which service personnel may, from their vehicule :

>>       Send comments in real time from the vehicle to the Dispatch Centre;

>> Receive information on the Call Card in the vehicle dispatched to the call;

>>       Make changes of statuses directly from the vehicle;

>> Allow the dispatcher to send directly to the vehicle the event number without using the voice radio;

>> Allow the patroller to consult the additional information on an address;

>> Produce the daily activities form during the patroller's working shift (CAD Application and Daily Activities)

                                   [PICTURE]

Administrative Module:  This user friendly system :

>>       Can access and configure a nature of calls listing
>>       Has a section which allows to reserve a call and file number sequence
>>       Prints reports of control tables
>>       Possibility of refreshing the vehicle matrix by clicking on it

Call card statistics:

The software includes a module that produces statistics on calls with an Integrated Report Generator that produces ad hoc reports and records them for future reference.

                                   [PICTURE]

>> Option permitting to produce automatically the reports on a regular interval

>>       Several reports are accompanied by colored graphics

>> Verification Reports that lists all rejected calls or sectors outside service areas.

POLICE MANAGEMENT (RMS) SYSTEM

Personnel Management Module: The system can save, modify or search any employee information:

>>       Address;
>>       Driver's license;
>>       Different personal IDs;
>>       Physical description;
>>       Current job and other employments occupied previously;
>>       Salary;
>>       Particular abilities;
>>       Different courses or training;
>>       Persons to be contacted in case of an emergency;
>>       Different general,  ethical and disciplinary  notes;
>>       Assignment to a Police Team, etc.



                                   [PICTURE]


     The system produces reports relative to Personnel Management.

Daily Planned Activities Module: The system can save, modify or search any information according to the following functionalities:

>>       Work Plan creation
>>       Production of a register on daily activities
>>       Transfer  the  activities  produced  by the CAD  Application  into  the register
>>       Load  initial  activities  (other than Call Cards)
>>       Produce a form on  vehicle  equipment  verification
>>       Production of statistics by event code, team, shift and department.



                                   [PICTURE]

Bicycle Registration Module: The system can save, modify or search any information according to the following functionalities:



>>       Access in Creation/Modification Mode or read only;
>>       Add directly models, sizes and colors of bicycles;
>>       Form suppression;
>>       Possibility of inserting a form in an existing sequence;
>>       Possibility to print a file or a sequence of files;
>>       Print the register of plates;
>>       Includes a search tool that allows searching by any field.




                                   [PICTURE]

Target Practice Management Module:



>>       Management of target shooting exercises;
>>       Follow the evolution of results;
>>       Produce statistics on results;
>>       The module includes a link with the Personnel Management Application.

                                   [PICTURE]

Exhibits Management Module:



>>       Manage the lot numbers;
>>       Attaches file numbers;
>>       Manage transfers;
>>       Manage parts by type;
>>       Manage disposals;
>>       Manage chain of ownership;
>>       Integrate a calendar to view the reminder and disposal dates;
>>       In dates and Out;
>>       Produce lists;
>>       Produce labels.


                                   [PICTURE]

Equipment Management Module:


>>       Inventory management;
>>       Uniform and equipment management;
>>       Vehicles management;
>>       Suppliers management;

>>       Producing  lists of uniforms and equipments  allocated to the personnel
>>       Produces a calendar showing the return and/or replacement of equipment.

                                   [PICTURE]

Scheduling Management Module:


>>       Produces a working schedule;
>>       Manages shifts;
>>       Possibility to change teams;
>>       Manages the information on Working Schedules;
>>       Accesses and manages the absences;
>>       Accesses and manages the days off;
>>       Accesses and manages the vacations;
>>       Manages any replacements;
>>       Manages time banks;
>> It allows the production of more than a dozen of reports (monthly, yearly or other) and is configured and updated according to the applicable union contract.

                                   [PICTURE]


Accident and Infractions Management Module:

>>       Creates accident or offence forms automated by the Call Card Management
         System;
>>       Accesses the forms by(tree view);
>> It can also generate statistics on the number of offences issued for a period, by official number, by team and for each service.

                                   [PICTURE]

Management of Event Reports:


>>       Produces an event report
>>       Transfers automatically information on call to the Event Reports
>>       Generates reports.
>> Toggles information from the CAD Application and transfers the event report.


                                   [PICTURE]

Investigation Management Module:


>> Automated calculation of the degree of difficulty related to the investigation file;
>> Registers all activities and investigative actions in progress for each case and investigator;
>> Diary which allows to add and check for different diary dates for every investigator;
>>       Section which concerns the administrative follow-up of file;
>>       Has  predefined  letter  formats or  templates  for writing  letters or requests;
>>       A semi-automated production of these reports:

         - Precise facts (loaded by information from the Investigation Register in progress)
         -        Request summons or other legal procedures
         -        List of witnesses to assign


                                   [GRAPHIC]


Detention Management Module:


>>       Enter or display the personal information on the person in detention;
>>       Enter or consult the  information on the prisoner's  movements from the cell;
>>       Allows entering and viewing information on the prisoner's release;
>> Allows entering and viewing information on observations such as injuries, visits to cell, etc.;
>>       Stores information on medicine to be administrated to prisoner;
>>       Stores information on all the personal effects of the prisoner;
>>       Reports for all data.

                                   [GRAPHIC]

Pager Management Module:

>>       Activate alphanumeric pagers for any number of cities or towns;
>>       Manage the groups on duty according to a calendar;
>>       Place an individual call;
>>       Contains a list of preprogrammed messages;
>>       Personalize preprogrammed messages;
>>       Enter a particular message;
>>       Confirms the message is sent;
>>       Keeps a log on calls sent.

                                   [GRAPHIC]

Statistics Management Module:


>>       Event Report;
>>       Investigations;
>>       Work Schedule;
>>       Daily Activities;
>>       Accidents and Incidents;
>>       CAD Application;
>>       Etc.


                                   [GRAPHIC]

THE FIRE MANAGEMENT (RMS) SYSTEM

The system has these characteristics:

>>       Fully integrated module to the computer aided dispatch system;
>>       Server-Client Environment (Oracle, VB);
>>       All fields can be parameterized;
>>       Meets every standard of the NFIRS.

Personnel Management Module:

>>       Address,
>>       Driver's license,
>>       Various personal ID numbers,
>>       Physical description;
>>       Current job and different employments he occupied previously,
>>       Salary,
>>       Particular abilities
>>       Various courses and training taken.
>>       Different persons to be contacted in case of an emergency
>>       Different general, ethics and disciplines notes;
>>       Assignment to Fire Unit and Fire station, etc.
>>       The system produces reports for the Personnel Management Module.

Special Assistance Management Module:

>>       The location of handicapped people grouped by:
                 -  Territory division;
                 -  Address;
                 -  Corporate name;
>>       The location of the individual in the building;
>>       The degree of handicap and the kind of handicap;
>>       The data on the means used for contacting the individual;
>>       The contact persons and their coordinates;
>>       The  system  produces   reports  on  the  persons   requiring   special
         assistance.

Fire Hydrant Management Module:

>>       Location of fire hydrants by:
         -  Coordinates;
         -  Territory division;
         -  Electoral Districts;
         -  Address;
         -  Cross Roads or by Corporate Name;
>>       A description of the hydrant;
>>       The condition of the fire hydrant (usable or not);

>> Function with displays and prints a tactile plan that shows the location of the hydrant;
>>       The system produces reports on fire hydrants.

Statistics Management Module:


>>       The Intervention Report;
>>       Prevention;
>>       The Building Plan;
>>       The Daily Activities;
>>       Etc.

Building Plan Management Module:

>>       Location of buildings:
         - By coordinates;
         - By territory division;
         - By electoral district;
         - By address;
         - By crossing roads and by corporate name.

>> Plan with or without address: (The building can have from 0 to n addresses, sites with many buildings);
>>       Identification of building  structures  (Structure,  area, access road,
         airlock,   number  of   floors,   number  of   basements,   etc.);
>>       Identification of utilities  (Elevators,  scales  pressures,  halls and
         elevators,   etc.);
>>       Extinguishing  equipment  (pipes,   portable   extinguishers,   private
         hydrant,  etc.);
>>       Identification of automatic extinguishers systems (water-jet,  etc.)
>>       Identification of Public Safety System (Alarm System, Emergency Lights,
         etc.);
>>       Instructions to the Dispatch Centre and to the firemen;
>>       Display and print of the plan of reservoirs in the garage;



>>       Inventory of public rooms;
>>       Identification  of Knox box  (location  and  contact  persons);
>>       The system produces reports on the Building Plan Management.


Daily Activities Management Module:

>>       Activities  Management  grouped  by  shift,  by  fire  station  and  by assignment
>>       Planned Activities  Management
>>       Manages  the  perpetual  calendar or any other  calendar
>>       Automatic  Production  of a shift  (working  shift,  fire  station  and assignment)
>>       Training or courses follow-up
>>       Time management follow-up (vacation, absence, time sharing, extra time)
>>       Memorandums
>>       Display  of  interventions  that  occurred  for the last 48  hours;
>>       Display of planned activities for 7 days.


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



>>       The system also  produces  reports on the Daily  Activities  Management
         Module

Hazardous Materials Management Module:

>>       Hazardous materials located by coordinates,
         -        by territory division,  by electoral district,
         -        by address,
         -        by cross roads or by corporate name
>>       Manages  the P.I.N.;
>> Detailed inventory of hazardous materials (P.I.N., Case, etc.) by building or by room in a building;
>> Automatic overview of the inventory of hazardous materials by quantity or by class;
>> Hazardous materials are shown on the intervention form which is automatically printed with every fire dispatch;
>>       Management and automatic  conversion of the  measurement  units;
>>       The system produces reports on hazardous materials.

Intervention Report Module

>>       Information from the NFIRS report:
         -        General Information (time, place of intervention)
         -        Characteristics on the building where the fire took place
         -        Circumstances of fire
         -        Material losses due to the fire
         -        Victim(s) of fire (firemen and civilians)

>>       Information attached to the CAD Application:
         -        Address of call (place, nature)
         -        Time and statuses of vehicles assigned to the call;
         -        Code for evolution of intervention (xth alarm, support);
         -        The Intervention Form

>>       Additional Information:
         -        Material loss by disaster victim and general view of losses
         -        Inventory  of  equipment   used  during  the   intervention
         -        Inventory  of  hydrants  used  when   intervening
         -        Vehicles involved (fire or assistance)
         -        Apparatus used

>>       Information on the daily activities;
>>       Staff on duty;
>>       Additional Personnel;
>>       Appendix Management;
>>       Main narration;
>>       Second narration;


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

>>       Approval Process;
>>       Report to the NFIRS;
>>       Report to insurance, victims;
>>       The system produces reports for the Intervention Report Management.

Fire Intervention Report Module:

>> Critical information on the address of call which is printed in every fire station:
         -        The  hydrants  in one given  perimeters  and  status of;
         -        The  handicapped  persons and their  location
         -        The hazardous materials by P.I.N.;
         -        Summary of building plan; - Instructions to firemen;

>>       Print   additional   forms   according  to  the  address  of  the  real
         intervention place or nearby addresses

>>       Display and reprinting of one form attached to a call

>>       Simulate an intervention form

Prevention:

>>       Location of files by:
         - Territorial division;
         - Address;
         - Corporate or building name
>>       Inspections Management
>>       Manages notifications
>>       Regulations Management
>>       System produces reports on the prevention management.


Solid Fuel Heating Systems Management:

>>       Location of SFHS
            - by territory division;
            - by address or
            - by corporate name
>>       Information on:
            - The kind of apparatus;
            - The joining pipe;
            - The chimney
>>       The system produces reports on SFHS Management.

Equipment Management Module:

>>       Manages by quantity;
>>       Manages equipment testing;
>>       Location of equipment and equipment storage place;
>>       Inventory;
>>       List of equipment by fire station, by vehicle, by compartment;
>>       List of missing equipment;
>>       List of equipment according to their status;
>>       Detailed or general lists of the inventory value (quantity and amount);
>>       History on equipment tests;
>>       History of inventory development.
>> The system produces reports on the Equipment Management Module for the Fire (RMS).




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

FUNCTIONS IN THE MAPPING APPLICATION
The mapping system is totally integrated to the CAD system and can:

>> Instantly zoom location on the territory map as soon as an address is the AVL/ANI responds and this, without having to create a call card in the case the call is situated outside the service area;
>>       Make an icon illustrating the location of the call ;
>> Make the Vehicle icon illustrate a service type as soon as a call is dispatched;
>>       View all active calls;
>>       Make a perimeter around an event;
>>       Locate roads;
>>       Locate sectors;
>>       Identify any rivers, lakes or streams in the area.


                                   [GRAPHIC]

AUTOMATIC VEHICLE LOCATION

GPS receiver:     Geographic positioning System Receiver.

MSI:              Mobile software interface

AVLSSI:           Server side interface

AVL Display:      AVL client software that displays the moving vehicles

CAD Interface: The software that interfaces to the Computer aided dispatch system to show the current calls, the status and the status of the vehicles

                                   [GRAPHIC]

The MSI receives the information from the GPS receiver and determines the necessary rate of transfer over the radio waves (DGMSK, IDEN, CDPD etc).

o        It shall transmit at a predetermined time interval if no movement.
o        Transmit if vehicle moves a predetermined distance.
o Limit transmission to a certain maximum not to over load the radio channel
o Make adjustments to the time interval depending on status of vehicle (i.e. On scene, On site etc..)

It is also possible to hook-up the GPS receiver directly to the CDPD radio unit. In such a case the MSI is not used and therefore we are limited to fixed time intervals. And adjusted time intervals sent by the AVLSSI. We would use this scenario if there were a limited available number of ports on the Vehicles Computer and the CDPD unit has additional connections.

The AVLSSI: Receives the information from the MSI and makes the necessary conversions to the longitude and latitude co-ordinates to ensure compatibility with the AVL Display that might be in UTM co-ordinates.

The CAD interface will generate a co-ordinate for a call or vehicle, when no AVL is available for this vehicle. Send Status info (new call , Dispatch, on scene etc..) The vehicle and the Call (little house) Labels will change color according to this status.

The AVL display: Mobilair display is not meant as a GIS system but rather as a location information system.

Has the following functions:

o        Displays the location of the call on the map;
o        Displays the location of the vehicles on the map;
o        Changes the label color of the calls or vehicles on the map;
o        Allows display of the different layers on the map.

The following information layer is given with the base system and where the information is available: (this information is not sold by Mobilair and must be supplied by client) although Mobilair will adapt within reason the information for the required display)

         1.       Street layer.
         2.       Territory division layer
         3.       Building layer

>>       Any additional information layer will involve a surcharge;
>> The user is able to zoom to different areas of the map. An auto zoom is available with the CAD software, (i.e. when the dispatcher chooses to locate a call);
>>       Identify a region  and  display  and print the  addresses  within  that region;
>>       Move from one call to another;
>> The following information is available to the user. Though all the information may not be displayed at the same time due to speed of display and available space;
>>       Direction, Speed, location and Status.

At present time additional information is shown on the CAD system. The AVL has never been sold on it's own. Mobilair intent is that this be an information viewer for the CAD system. And is intended to be an ADD-ON to the other functions of NCIC, CHAT, and CAD systems on board the vehicle computer

                                  SCHEDULE 2.3

CONTRACTS AND AGREEMENTS ASSIGNED TO THE LICENSEE AND CONTRACTS OF MOBILAIR WITH
  RESPECT TO THE SOFTWARE, THE SOURCE CODE AND THE INTELLECTUAL PROPERTY RIGHTS
                                 RELATED THERETO

-    Ville de Levis (fusion)

-    Gatineau  (Hull)  rao+san

-    Ville de Chambly

-    Ville de Jonquiere

-    Drummondville (san+log)

-    Ville de  Shawinigan

-    MRC des Collines

-    Ville de Terrebonne

-    Ville de Longueuil (billetterie Brossard)

-    Ville de Longueuil

-    CAUCA

-    Ville de Rosemere

-    Ville de Boisbriand

-    Ville de Beloeil (Regie Vallee Richelieu)

-    Ville de Victoriaville

-    Port Montreal

-    CAUREQ

-    CAUREQ (Regie sante (ambulance))

-    Ville de Varennes

-    Ville de Ste-Therese

-    Ville de Gatineau

-    Ville de Durham

-    Ville de Blainville

-    Ville de Blainville (4 villes)

-    Ville de Laval (pieces a conviction)

-    Ville de St-Georges

-    FUNDEP/Bresil

-    Forest Park

-    SPVM Montreal

                                 SCHEDULE 5.1.2

                               MOBILAIR EMPLOYEES



Name                 Licensee Restricted Stock
----                 -------------------------

The name of Mobilair Employees will be confirmed to the Licensee.

                                  SCHEDULE 14.3

                             ENCUMBRANCES - MOBILAIR





- Moveable Mortgage to "La Financiere du Quebec" for an amount of 1,200,000 CAN$
registered   to  the  moveable   register  of  Quebec   August  26,  2002,   no.
02-0378659-0001.

                                 SCHEDULE 15.1.1

                    CHARTER DOCUMENTS AND BY-LAWS OF LICENSEE



(See Registration Statement of  Licensee on Form SB-2(SEC File No. 333-64430))

                                 SCHEDULE 15.1.7

                         CAPITALIZATION OF THE LICENSEE


i)   Capitalization of the Licensee prior the closing

     - 10,824,005 shares of Licensee common stock and no shares of Licensee preferred stock are issued and outstanding;

     - 130,746 common stock options which have an average exercise price of 0.30$ per share.


ii) Capitalization of the Licensee after the closing (before the placement realized by the Licensee and other shares to be issued related to the financing of Mobilair or the Licensee)

     - 24,724,005 shares of Licensee common stock and no shares of Licensee preferred stock are issued and outstanding;

     - 130,746 common stock options which have an average exercise price of 0.30$ per share.